UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

Air Transport Services Group, Inc.

(Exact name of registrant as specified in its charter)

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

145 Hunter Drive, Wilmington, OH 45177

(Address of principal executive offices, including zip code)

(937) 382-5591

(Registrant’s telephone number, including area code)

ABX Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 15, 2010, Cargo Aircraft Management, Inc. (“CAM”), which is the aircraft leasing subsidiary of Air Transport Services Group, Inc. (“ATSG”), entered into separate agreements with Qantas Airways Limited for the purchase of three Boeing 767-300 series passenger aircraft. The respective purchase agreements provide for CAM to take delivery of two of the aircraft on different dates in August 2010 and the third aircraft in September 2010.

CAM is currently seeking arrangements for the modification of all three aircraft from passenger to a full freighter configuration, with the goal of deploying the first aircraft sometime during the first half of 2011 on either a lease or ACMI (aircraft, maintenance, crew and insurance) basis.

Depending on the terms of a modification agreement, ATSG expects that its total cost to purchase and modify each of the three aircraft to full freighter configuration will compare favorably with current market values for similar converted 767-300ER freighters. Those market values range from $28.5 million to $31.5 million, according to Air Cargo Management Group.

A copy of the respective purchase agreements for the aircraft are attached hereto as Exhibits 10.1, 10.2 and 10.3. Portions of these agreements have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC.

Item 7.01	Regulation FD Disclosure.

On June 21, 2010, ATSG announced that CAM had committed to purchase three Boeing 767-300 series aircraft from Qantas Airways Limited. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

Exhibit No.	Description
10.1	Aircraft Sale Agreement dated June 15, 2010, between Cargo Aircraft Management, Inc. and Qantas Airways Limited, relating to one used Boeing 767-338ER aircraft bearing Manufacturer’s Serial Number 24146 and Registration Mark VH-OGA.

10.2	Aircraft Sale Agreement dated June 15, 2010, between Cargo Aircraft Management, Inc. and Qantas Airways Limited, relating to one used Boeing 767-338ER aircraft bearing Manufacturer’s Serial Number 24317 and Registration Mark VH-OGC.

10.3	Aircraft Sale Agreement dated June 15, 2010, between Cargo Aircraft Management, Inc. and Qantas Airways Limited, relating to one used Boeing 767-338ER aircraft bearing Manufacturer’s Serial Number 24407 and Registration Mark VH-OGD.

99.1	Press Release of Air Transport Services Group, Inc., dated June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. Vice President Corporate General Counsel & Secretary

Date: June 21, 2010